Exhibit 10.11

Lease Renewal Agreement

Party A: Shanghai Ispace Business Incubator Management Co., Ltd.

Party B: Shanghai Jump Network Technology Co. Ltd.

Whereas both Parties have executed on Sep. 29, 2014 an Office Lease Contract No. 00075001 (hereinafter referred to as the “Original Contract”) on the lease of Room 318, Building No. 2, 2966 Jinke Road, Shanghai with an area of 542.37 m2 for a lease term of 3 years from Dec. 1, 2014 to Nov. 30, 2017, now through negotiation both Parties hereby enter into this lease renewal agreement as follows:

1. The lease term shall be extended for 3 years, i.e., from Dec. 1, 2017 to Nov. 30, 2020.

2. Payment of rent: the rent shall be paid on a monthly basis prior to the lease. Party B shall, prior to the 1st day of every month (or, in case the last day of the preceding month falls on a holiday, the first working day following such holiday), pay to Party A the rent for the current month. Terms of payment: Party B shall make payments to Party A by bank transfer. Party A shall, within three working days upon the receipt of any rent paid by Party B, issue an invoice to Party B. (The beneficiary account is Shanghai Ispace Business Incubator Management Co., Ltd.).

3. Details of the rent are as follows:

(i) The rent for the period from Dec. 1, 2017 to Nov. 30, 2018 is RMB 5.2 Yuan/m2/day, so that the monthly rent is Ұ85,785 Yuan (in words: Eighty-five Thousand, Seven Hundred and Eighty-five Yuan only), and the annual rent is Ұ1,029,420 Yuan (in words: One Million, Twenty-nine Thousand, Four Hundred and Twenty Yuan only);

(ii) The rent for the period from Dec. 1, 2018 to Nov. 30, 2019 is RMB 5.3 Yuan/m2/day, so that the monthly rent is Ұ87,435 Yuan (in words: Eighty-seven Thousand, Four Hundred and Thirty-five Yuan only), and the annual rent is Ұ1,049,220 Yuan (in words: One Million, Forty-nine Thousand, Two Hundred and Twenty Yuan only);

(iii) The rent for the period from Dec. 1, 2019 to Nov. 30, 2020 is RMB 5.4 Yuan/m2/day, so that the monthly rent is Ұ89,084 Yuan (in words: Eighty-nine Thousand and Eighty-four Yuan only), and the annual rent is Ұ1,069,008 Yuan (in words: One Million, Sixty-nine Thousand and Eight Yuan only);

4. The rent for parking spaces is charged in a unified manner by the Ispace property management center at the rate of RMB 600 Yuan/month/parking space.

5. The property management fee is RMB 28 Yuan/m2/month (including public energy consumption fee); the electricity fee shall be paid separately (RMB 1.272 Yuan/kwh); during the lease term, due to such reasons as rising energy prices the property management fee will be adjusted accordingly. (The beneficiary account is Shanghai Ispace Investment Management Group Co., Ltd.).

6. The performance security is revised as Ұ267,252 Yuan. Given that an amount of Ұ263,952 Yuan has been paid as the performance security under the Original Contract, the remaining performance security in the amount of Ұ3,300 Yuan shall be paid (within 7 days upon the effectiveness hereof) for this lease renewal. Any return of the performance security if required upon the expiry of the lease term shall be governed by relevant provisions of the Original Contract.

7. Party B’s name as is shown on its door head and in the index of companies on the billboard in the corridor shall be inconsistent with that stated in this Contract or recognized by Party A, and may not be revised arbitrarily within the lease term. Where Party B changes its name or the same is used by any of its affiliates, Party B shall provide Party A with corresponding documentary evidence for filing. Any revision thereof by Party B shall be subject to confirmation and consent by Party A, otherwise Party B shall pay liquidated damages to Party A in the amount of 20% of the annual rent for the current year.

8. In case of any discrepancy between this Agreement and the Original Contract, this Agreement shall prevail, whereas anything not covered herein shall be governed by the Original Contract.

9. This Agreement is made in four copies, with each Party holding two copies respectively, both of which shall have the same legal force and effect.

There is no text below.

This is a signature and seal page.

Party A (Seal):
(Seal: Shanghai Ispace Business Incubator Management Co., Ltd.
Special Seal for Contract)
Signature of representative: (Signature)
Date: Oct. 17, 2017

Party B (Seal):
(Seal: Shanghai Jump Network Technology Co. Ltd.)
Signature of representative: (Signature)
Date: Oct. 16, 2017